Exhibit 10.1

FIFTH AMENDMENT TO CREDIT AGREEMENT
AND
SECOND AMENDMENT TO PLEDGE AND SECURITY AGREEMENT

THIS FIFTH AMENDMENT TO CREDIT AGREEMENT and SECOND AMENDMENT TO PLEDGE AND SECURITY AGREEMENT (this “Amendment”), dated as of May 30, 2013, is entered into by and among CORE-MARK HOLDING COMPANY, INC. (“Holdings”), CORE-MARK INTERNATIONAL, INC. (“International”), CORE-MARK HOLDINGS I, INC. (“Holdings I”), CORE-MARK HOLDINGS II, INC. (“Holdings II”), CORE-MARK HOLDINGS III, INC. (“Holdings III”), CORE-MARK MIDCONTINENT, INC. (“Midcontinent”), CORE-MARK INTERRELATED COMPANIES, INC. (“Interrelated”), HEAD DISTRIBUTING COMPANY (“Head”), FORREST CITY GROCERY CO. (“Forrest City”), MINTER-WEISMAN CO. (“Minter-Weisman”; each of Holdings, International, Holdings I, Holdings II, Holdings III, Midcontinent, Interrelated, Head, Forrest City, and Minter-Weisman shall be a “Borrower”, International shall be the “Canadian Borrower” and collectively such entities shall be the “Borrowers”), the parties hereto as lenders (each individually, a “Lender” and collectively, the “Lenders”), JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, “Administrative Agent”), J.P. MORGAN SECURITIES LLC and BANK OF MONTREAL, as Co-Lead Arrangers, JPMORGAN CHASE BANK, N.A., BANK OF MONTREAL and WELLS FARGO CAPITAL FINANCE, LLC (as successor by merger to Wachovia Capital Finance Corporation (Western)), as Joint Bookrunners, BANK OF MONTREAL and WELLS FARGO CAPITAL FINANCE, LLC (as successor by merger to Wachovia Capital Finance Corporation (Western)), as Co-Syndication Agents, and BANK OF AMERICA, N.A., as Documentation Agent.

RECITALS

A.
Borrowers, Administrative Agent and the Lenders have previously entered into that certain Credit Agreement, dated as of October 12, 2005, as amended or otherwise modified prior to the date hereof by that certain First Amendment to Credit Agreement, dated as of December 4, 2007, that certain Second Amendment to Credit Agreement, dated as of March 12, 2008, that certain letter agreement to Credit Agreement, dated January 31, 2009, that certain Third Amendment to Credit Agreement and First Amendment to Pledge and Security Agreement, dated as of February 2, 2010, that certain Fourth Amendment to Credit Agreement, dated as of May 5, 2011, and that certain letter agreement to Credit Agreement and Security Agreement, dated December 21, 2012 (the “Existing Credit Agreement”, and as amended by this Amendment and as the same may be further amended, supplemented, amended and restated or otherwise modified from time to time in accordance with its terms, the “Credit Agreement”), pursuant to which the Lenders have made certain loans and financial accommodations available to Borrowers. Terms used herein without definition shall have the meanings ascribed to them in the Existing Credit Agreement.

B.
Borrowers and Administrative Agent have previously entered into that certain Pledge and Security Agreement, dated as of October 12, 2005, as amended by that certain Third Amendment to Credit Agreement and First Amendment to Pledge and Security Agreement, dated as of February 2, 2010, and that certain letter agreement to Credit Agreement and Security Agreement, dated December 21, 2012 (as the same may be further amended, supplemented, amended and restated or otherwise modified from time to time in accordance with its terms, the “Security Agreement”).

C.
Borrowers have requested that Administrative Agent and the Lenders amend the Existing Credit Agreement and the Security Agreement and Administrative Agent and the Lenders are willing to amend the Existing Credit Agreement and the Security Agreement pursuant to the terms and conditions set forth herein.

D.
Each Borrower is entering into this Amendment with the understanding and agreement that, except as specifically provided herein, none of Administrative Agent’s or any Lender’s rights or remedies as set forth in the Existing Credit Agreement and the other Loan Documents are being waived or modified by the terms of this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	Amendments to Existing Credit Agreement.

(a)	The following definitions are hereby added to Section 1.01 of the Existing Credit Agreement in the appropriate alphabetical order:

“ “Fifth Amendment” means, that certain Fifth Amendment to Credit Agreement and Second Amendment to Pledge and Security Agreement, dated as of May 30, 2013, by and among the Borrowers, the Lenders party thereto and the Administrative Agent.”

“ “Fifth Amendment Effective Date” means, the “Fifth Amendment Effective Date” as defined in the Fifth Amendment.”

(b)	The definition of “Applicable Rate” in Section 1.01 of the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows:

“ “Applicable Rate” means (w) at all times prior to the Third Amendment Effective Date, the margin determined in accordance with the terms of the Existing Credit Agreement (as defined in the Third Amendment), (x) from and after the Third Amendment Effect Date and prior to the Fourth Amendment Effective Date, the margin determined in accordance with the terms of the Existing Credit Agreement (as defined in the Fourth Amendment), (y) from and after the Fourth Amendment Effective Date and prior to the Fifth Amendment Effective Date, the margin determined in accordance with the terms of the Existing Credit Agreement (as defined in the Fifth Amendment), and (z) from and after the Fifth Amendment Effective Date, for any day, with respect to any Eurodollar Revolving Loan or CDOR Revolving Loan, or with respect to the participation fees payable under Section 2.12(b) hereof, as the case may be, the applicable rate per annum set forth below under the caption “Eurodollar Spread” or “CDOR Spread”, as the case may be, based upon the Average Modified Excess Availability as of the most recent determination date:

Average Modified Excess Availability	Eurodollar Spread and CDOR Spread
Category 1 ≥ $125,000,000	1.25%
Category 2 < $125,000,000 ≥ $55,000,000	1.50%
Category 3 < $55,000,000	1.75%

For purposes of the foregoing, (a) the initial Applicable Rate as of the Fifth Amendment Effective Date shall be the applicable rate per annum set forth above in Category 2, (b) thereafter, the Applicable Rate shall be determined as of the last day of each calendar quarter based upon the Borrowing Base Certificates delivered by Borrowers to Administrative Agent pursuant to Section 5.01(g) hereof for such calendar quarter, and (c) each change in the Applicable Rate, if any, resulting from a change in the Average Modified Excess Availability shall be effective on the first day of the second month after the end of each calendar quarter, provided that: (i) the Average Modified Excess Availability shall be deemed to be in Category 3 at the option of the Administrative Agent or at the request of the Required Lenders if the Borrowers fail to deliver any Borrowing Base Certificate required to be delivered by them pursuant to Section 5.01(g) hereof, during the period from the expiration of the time for delivery thereof until such Borrowing Base Certificate is delivered; and (ii) if any such Borrowing Base Certificates are subsequently determined to be incorrect in any material respect, Administrative Agent may increase the Applicable Rate retroactively to the beginning of the relevant calendar quarter to the extent that such error caused the Applicable Rate to be less than the Applicable Rate that would have been in effect if the error was not made.”

(c)	The definition of “Commitment Fee Rate” in Section 1.01 of the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows:

“ “Commitment Fee Rate” means, for any day, the per annum rate set forth below, based upon the Line Usage for the prior calendar quarter:

Level	Line Usage	Commitment Fee Rate
I	Greater than 30%	0.25%
II	Less than or equal to 30%	0.375%

The Commitment Fee Rate set forth above shall be increased or decreased based upon the Line Usage for the prior calendar quarter, as determined by Administrative Agent.”

(d)	The definition of “Interest Period” in Section 1.01 of the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows:

“ “Interest Period” means (a) with respect to any Eurodollar Borrowing or CDOR Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, or (b) with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on a date that is seven (7) days after the date of such Borrowing, in each case as the Borrowers may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing or CDOR Borrowing for an Interest Period of one, two, three or six months only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any one, two, three or six month Interest Period pertaining to a Eurodollar Borrowing or CDOR Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.”

(e)	The definition of “LIBO Rate” in Section 1.01 of the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows:

“ “LIBO Rate” means, with respect to any Eurodollar Borrowing, the rate appearing on Page 3750 of the Dow Jones Market Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that the rate described above is not available at such time for any reason, then (a) for any one, two, three or six month Interest Period, the “LIBO Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, and (b) for any seven (7) day Interest Period, the “LIBO Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be the rate determined by Administrative Agent to be the rate at which JPMorgan Chase Bank, N.A. (“JPM Chase Bank”) or one of its affiliate banks offers to place deposits in U.S. dollars with first-class banks in the interbank market two Business Days prior to the first day of such Interest Period, for delivery on the first day of such Interest Period in the approximate amount of JPM Chase Bank’s relevant Eurodollar Borrowing and having a maturity approximately equal to such Interest Period.”

(f)	The definition of “Maturity Date” in Section 1.01 of the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows:

“ “Maturity Date” means May 30, 2018, or any earlier date on which the Commitments are reduced to zero or otherwise terminated pursuant to the terms hereof.”

(g)	Clause (e) of the definition of “Permitted Acquisition” in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“(e)    the aggregate purchase price (whether in cash, notes or any other form of non-equity consideration) of all Acquisitions made after the Fifth Amendment Effective Date shall not exceed $125,000,000 in the aggregate; provided, however, that if at the effective date of any proposed Acquisition that otherwise meets the requirements of this definition of “Permitted Acquisitions”, the Borrowers have pro forma Availability (on both a 60-day look-back and a 60-day look-forward basis and including all non-equity consideration given in connection with such Acquisition as having been paid in cash at the time of making such Acquisition) not less than $100,000,000, such Acquisition shall not be counted against this $125,000,000 total basket;”

(h)	Section 5.01(g) of the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(g)    as soon as available but in any event within 20 days of the end of each calendar month, and at such other times as may be necessary to re-determine availability of Advances hereunder or as may be requested by the Administrative Agent, as of the period then ended, a Borrowing Base Certificate and supporting information in connection therewith, together with any additional reports with respect to the Borrowing Base as the Administrative Agent may reasonably request; provided that (A) at the option of the Borrowers at any time or (B) at the request of the Administrative Agent in the event that either (x) an Event of Default has occurred and is continuing or (y) Availability is less than $30,000,000 (subject to Availability increases to more than $30,000,000 as set forth in Section 6.13), the reports required pursuant to this clause will be delivered by Wednesday of each calendar week (for the calendar week most recently ended) or more frequently;”

(i)	The proviso after Section 5.01(h)(iv) of the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows:
“provided that (A) at the option of the Borrowers at any time or (B) at the request of the Administrative Agent in the event that either (x) an Event of Default has occurred and is continuing or (y) Availability is less than $30,000,000 (subject to Availability increases to more than $30,000,000 as set forth in Section 6.13), the reports required pursuant to this clause will be delivered by Wednesday of each calendar week (for the calendar week most recently ended) or more frequently, provided that, with respect to the reports required in clauses (i) and (ii) above, weekly reporting shall include only summary schedules (and shall not include the report of variances required in clause (ii)(2) above) unless the detailed schedules are specifically requested by the Administrative Agent, with the detailed schedules continuing on a monthly basis, and the reconciliation required under clause (iv) above shall been delivered at all times on a monthly basis;”

(j)	Section 6.08(a)(iv) of the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows:
“(iv)    in the event that at the time of such Restricted Payment (A) Holdings and its consolidated Subsidiaries have a pro forma Fixed Charge Coverage Ratio including such Restricted Payment (for the twelve month period ending on the most recent month-end for which financial data is available) of at least 1.1 to 1.0, (B) the Borrowers have pro forma Availability of not less than $40,000,000 and (C) no Default or Event of Default has occurred or would result therefrom, Holdings may declare and pay cash dividends with respect to its capital stock in an aggregate amount after the Fifth Amendment Effective Date not to exceed $75,000,000,”

(k)	Section 6.08(a)(v) of the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows:
“(v)    the Borrowers may make stock repurchases in an aggregate amount not to exceed (A) $50,000,000 after the Fifth Amendment Effective Date, and (B) $15,000,000 in any calendar year, and”

(l)	Section 6.13 of the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows:
“SECTION 6.13. Fixed Charge Coverage Ratio. In the event that at any time the Borrowers have Availability less than $25,000,000, the Borrowers will not permit the Fixed Charge Coverage Ratio of Holdings and its consolidated Subsidiaries, determined as of the end of each fiscal quarter of Holdings (for the period of four consecutive fiscal quarters ending on such date), beginning with the last fiscal quarter of Holdings for which financial statements were required to be delivered hereunder prior to the date that Availability was first less than $25,000,000, to be less than 1.1 to 1.0; provided, however, that if, at any time after this Section 6.13 has been triggered, the Borrowers maintain (i) average Availability greater than or equal to $30,000,000 for a 90-day period and (ii) Availability not less than $25,000,000 at all times during such 90-day period, the requirements of this Section 6.13 shall no longer be deemed to be triggered.”

(m)	The first sentence of Section 10.01 of the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows:
“Each Loan Guarantor hereby agrees that it is jointly and severally liable for, and, as primary obligor and not merely as surety, absolutely and unconditionally guarantees to the Lenders and Affiliates of Lenders who hold Secured Obligations the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Secured Obligations and all reasonable costs and expenses including, without limitation, all court costs and reasonable attorneys' and paralegals' fees and expenses paid or incurred after the occurrence and during the continuance of an Event of Default by the Administrative Agent, any Lender and the Issuing Bank in endeavoring to collect all or any part of the Secured Obligations from, or in prosecuting any action against, any Borrower, any Loan Guarantor or any other guarantor of all or any part of the Secured Obligations (such costs and expenses, together with the Secured Obligations, collectively the “Guaranteed Obligations”).”

(n)	Schedule 3.05(a) and Schedule 3.10 to the Existing Credit Agreement are hereby amended and replaced in their entirety with the corresponding schedules attached hereto as Annex A.

2.	Amendments to Security Agreement.

(a)	The lead in to Section 2.1 of the Security Agreement (up to clause (i) thereof) is hereby amended and restated to read in its entirety as follows:

“Each of the Grantors hereby pledges, assigns and grants to the Administrative Agent, on behalf of and for the ratable benefit of the Lenders and Affiliates of Lenders who hold Secured Obligations, a security interest in all of its right, title and interest in, to and under all personal property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Grantor (including under any trade name or derivations thereof), and whether owned or consigned by or to, or leased from or to, such Grantor, and regardless of where located (all of which will be collectively referred to as the “Collateral”), including, without limitation:”

(b)	Section 7.3(b) of the Security Agreement is hereby amended and restated to read in its entirety as follows:

“(b)        If, at any time, cash dominion under Section 7.3(c) has been triggered, and the Grantor thereafter maintains (i) average Availability greater than or equal to $35,000,000 for a 90-day period and (ii) Availability not less than $30,000,000 at all times during such 90-day period, the cash dominion in Section 7.3(c) shall no longer be deemed to be triggered and discretionary rights to the use of funds in a depository account shall return to the Grantor and funds deposited in Collateral Deposit Accounts shall no longer be swept into the Collection Account.”

(c)	The first sentence of Section 7.3(c) of the Security Agreement is hereby amended and restated to read in its entirety as follows:

“If at any time, (i) Availability is less than $30,000,000, or (ii) a Default or Event of Default has occurred and is continuing, the Administrative Agent may exercise its cash dominion rights by delivering instructions to each depository bank having a Deposit Account Control

Agreement that requires all other cash proceeds in the account to be directed to the Administrative Agent’s Collection Account as described in Section 7.1(b).”

(d)    Exhibit A to the Security Agreement is hereby amended and replaced in its entirety with the corresponding exhibit attached hereto as Annex A.

3.
Conditions Precedent to Effectiveness of this Amendment. This Amendment and the amendments to the Existing Credit Agreement and the Security Agreement contained herein shall become effective, and shall become part of the Credit Agreement and Security Agreement, as applicable, on the date (the “Fifth Amendment Effective Date”) when each of the following conditions precedent shall have been satisfied in the sole discretion of Administrative Agent or waived by Administrative Agent:

a.	Amendment. Administrative Agent shall have received this Amendment fully executed in a sufficient number of counterparts for distribution to all parties.

b.
Representations and Warranties. The representations and warranties set forth herein and in the Existing Credit Agreement (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) must be true and correct in all material respects, as updated by the schedules attached hereto as Annex A.

c.	Amendment Fee Letter. Administrative Agent shall have received an Amendment Fee Letter, in form and substance satisfactory to Administrative Agent, executed by Borrowers (the “Amendment Fee Letter”).

d.
Payment of Fees. Administrative Agent shall have received from Borrowers all fees due and payable on or before the effective date of this Amendment, including, without limitation all fees payable in connection with this Amendment pursuant to the Amendment Fee Letter.

4.	Representations and Warranties. Each Borrower represents and warrants as follows:

a.
Authority. Each Borrower has the requisite corporate power and authority to execute and deliver this Amendment, and to perform its obligations hereunder and under the Loan Documents (as amended or modified hereby) to which it is a party. The execution, delivery, and performance by each Borrower of this Amendment have been duly approved by all necessary corporate action, have received all necessary governmental approval, if any, and do not contravene (i) any law or (ii) any contractual restriction binding on such Borrower, except for contraventions of contractual restrictions which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. No other corporate proceedings by any Borrower are necessary to consummate such transactions.

b.
Enforceability. This Amendment has been duly executed and delivered by each Borrower. This Amendment and each Loan Document (as amended or modified hereby) (i) is the legal, valid, and binding obligation of each Borrower, enforceable against each Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, and (ii) is in full force and effect, assuming due execution by each other party hereto.

c.
Representations and Warranties. The representations and warranties contained in each Loan Document (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) are correct in all material respects on and as of the date hereof as though made on and as of the date hereof, as updated by the schedules attached hereto as Annex A.

d.	No Default. No event has occurred and is continuing that constitutes a Default or Event of Default.

5.
Choice of Law. The validity of this Amendment, the construction, interpretation and enforcement hereof, and the rights of the parties hereto with respect to all matters arising hereunder or related hereto shall be determined under, governed by, and construed in accordance with the laws of the State of New York.

6.
Counterparts. This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile shall be effective as delivery of a manually executed counterpart of the Amendment.

7.	Reference to and Effect on the Loan Documents.

a.
Upon and after the Fifth Amendment Effective Date, each reference in the Existing Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby.

b.
Upon and after the Fifth Amendment Effective Date, each reference in the Security Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Security Agreement, and each reference in the other Loan Documents to “the Security Agreement”, “thereof” or words of like import referring to the Security Agreement, shall mean and be a reference to the Security Agreement as modified and amended hereby.

c.
Except as specifically amended in Section 1 and Section 2 of this Amendment, the Existing Credit Agreement, the Security Agreement, and all other Loan Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified, and confirmed and shall constitute the legal, valid, binding, and enforceable obligations of Borrowers to Administrative Agent and the Lenders without defense, offset, claim, or contribution.

d.
The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power, or remedy of Administrative Agent or any Lender under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

8.
Ratification. Each Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement and Security Agreement, as amended hereby, and the Loan Documents effective as of the date hereof.

9.
Estoppel. To induce Administrative Agent and Lenders to enter into this Amendment and to induce Administrative Agent and the Lenders to continue to make advances to Borrowers under the Credit Agreement, each Borrower hereby acknowledges and agrees that, after giving effect to this Amendment, as of the date hereof, there exists no Default or Event of Default and no right of offset, defense, counterclaim, or objection in favor of any Borrower as against Administrative Agent or any Lender with respect to the Obligations.

10.
Integration. This Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject mater hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

11.
Severability. In case any provision in this Amendment shall be invalid, illegal, or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality , and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

12.
Submission of Amendment. The submission of this Amendment to the parties or their agents or attorneys for review or signature does not constitute a commitment by Administrative Agent or any Lender to waive any of their respective rights and remedies under the Loan Documents, and this Amendment shall have no binding force or effect until all of the conditions to the effectiveness of this Amendment have been satisfied as set forth herein.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

CORE-MARK HOLDING COMPANY, INC.

By:	/S/ Greg Antholzner
Name:	Greg Antholzner
Title:	VP Finance & Treasurer

CORE-MARK INTERNATIONAL, INC.

By:	/S/ Greg Antholzner
Name:	Greg Antholzner
Title:	VP Finance & Treasurer

CORE-MARK HOLDINGS I, INC.

By:	/S/ Greg Antholzner
Name:	Greg Antholzner
Title:	VP Finance & Treasurer

CORE-MARK HOLDINGS II, INC.

By:	/S/ Greg Antholzner
Name:	Greg Antholzner
Title:	VP Finance & Treasurer

CORE-MARK HOLDINGS III, INC.

By:	/S/ Greg Antholzner
Name:	Greg Antholzner
Title:	VP Finance & Treasurer

CORE-MARK MIDCONTINENT, INC.

By:	/S/ Greg Antholzner
Name:	Greg Antholzner
Title:	VP Finance & Treasurer

[Signature Page to Fifth Amendment to Credit Agreement and
Second Amendment to Security Agreement]

CORE-MARK INTERRELATED COMPANIES, INC.

By:	/S/ Greg Antholzner
Name:	Greg Antholzner
Title:	VP Finance & Treasurer

HEAD DISTRIBUTING COMPANY

By:	/S/ Greg Antholzner
Name:	Greg Antholzner
Title:	VP Finance & Treasurer

MINTER-WEISMAN CO.

By:	/S/ Greg Antholzner
Name:	Greg Antholzner
Title:	VP Finance & Treasurer

FORREST CITY GROCERY CO.

By:	/S/ Greg Antholzner
Name:	Greg Antholzner
Title:	VP Finance & Treasurer

[Signature Page to Fifth Amendment to Credit Agreement and
Second Amendment to Security Agreement]

Acknowledged and agreed to as of the date set forth above:

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and a Revolving Lender

By:	/S/ James Fallahay
Name:	James Fallahay
Title:	Vice President

JPMORGAN CHASE BANK, N.A., TORONTO BRANCH,
as a Canadian Lender

By:	/S/ John Freeman
Name:	John Freeman
Title:	Senior Vice President

[Signature Page to Fifth Amendment to Credit Agreement and
Second Amendment to Security Agreement]

BANK OF AMERICA, N.A.,
as a Revolving Lender

By:	/S/ Gregory A. Jones
Name:	Gregory A. Jones
Title:	Senior Vice President

BANK OF AMERICA, N.A., (acting through its Canada branch),
as a Canadian Lender

By:	/S/ Medina Sales de Andrade
Name:	Medina Sales de Andrade
Title:	Vice President

[Signature Page to Fifth Amendment to Credit Agreement and
Second Amendment to Security Agreement]

WELLS FARGO CAPITAL FINANCE, LLC,
as a Revolving Lender

By:	/S/ David Kluges
Name:	David Kluges
Title:	Senior Vice President

WELLS FARGO CAPITAL FINANCE CORPORATION CANADA
as a Canadian Lender

By:	/S/ Domenic Cosentino
Name:	Domenic Cosentino
Title:	Vice President

[Signature Page to Fifth Amendment to Credit Agreement and
Second Amendment to Security Agreement]

UNION BANK, N.A.,
as a Revolving Lender

By:	/S/ Brent Housteau
Name:	Brent Housteau
Title:	Senior Vice President

UNION BANK, N.A., CANADA BRANCH
as a Canadian Lender

By:	/S/ Anne Collins
Name:	Anne Collins
Title:	Vice President

[Signature Page to Fifth Amendment to Credit Agreement and
Second Amendment to Security Agreement]

THE BANK OF NOVA SCOTIA,
as a Revolving Lender and a Canadian Lender

By:	/S/ Christopher Usas
Name:	Christopher Usas
Title:	Director

[Signature Page to Fifth Amendment to Credit Agreement and
Second Amendment to Security Agreement]

BANK OF MONTREAL,
as a Revolving Lender

By:	/S/ Craig Thistlethwaite
Name:	Craig Thistlethwaite
Title:	Director

BANK OF MONTREAL,
as a Canadian Lender

By:	/S/ Sean P. Gallaway
Name:	Sean P. Gallaway
Title:	Vice President

[Signature Page to Fifth Amendment to Credit Agreement and
Second Amendment to Security Agreement]